Gulf Resources Announces First Quarter 2018 Results

SHOUGUANG, China, May 10, 2018 (GLOBE NEWSWIRE) -- Gulf Resources, Inc. (Nasdaq:GURE) ("Gulf Resources" or the "Company"), a leading manufacturer of bromine, crude salt and specialty chemical products in China, today announced the unaudited results for the first quarter ending March 31 2018.

Three Months Ended March 31, 2018

  Net Revenue declined 93% to $2,247,267.
  Gross Profit declined 92% to $1,005,458
  General and Administrative expenses increased 107% to $3,571,945.
  Loss from operations was $8,296,980.
  Net loss of $6,977,100.
  Loss per share was $0.15*.
  Cash flow from operations was $19,898,830 ($0.43* per share)
  Free cash flow was $19,407,977 ($0.41* per share).
  Cash on hand totaled $236,720,969 ($5.06* per share).
  Net net cash (cash minus all liabilities) totaled $224,913,009 ($4.81* per share).
  Shareholders’ Equity equaled $385,532,007 ($8.24* per share)

With all of our facilities closed, our only revenue came from the sale of crude salt and limited chemical products that were in inventory.  The average price of crude salt increased 32%. We were able to collect a substantial portion of our accounts receivable, which declined to $10,246,518 from $29,765,884. During the quarter, direct labor and factory overheads cost the company $5,695,519. However, we were still able to generate $19,407,977 in free cash flow and increase our cash position to $236,720,969 ($5.06* per share). Net net cash equaled $224,913,009 ($4.81* per share).

“We are going through the most complex of times,” Mr. Liu Xiaobin, the President and CEO stated. “The situation in which we find ourselves is completely unprecedented. While we are strongly in favor of the government’s decision to improve the environment, this has been an extremely difficult and complex time for our company. All of our factories are closed. Our bromine factories are awaiting approval after the rectification completed. Our chemical factory is being relocated. Our natural gas well is awaiting new equipment that will solve its technical problems. Fortunately, we have substantial amounts of cash that will enable us to satisfy the government, build new facilities, and emerge as a much stronger company. Our focus is where our company will be in the future. We know that bromine and chemical capacity in China will be reduced, and we believe that as one of the best financed companies in our niche, we will have the ability to emerge much stronger and much more profitable. Accordingly, we will focus on our progress and the issues remaining in our attempt to satisfy the new environmental regulations promulgated by the Chinese government. We will also focus on how we see our businesses in the next several years.”

Bromine

On September 1, 2017, the Company received letters from the Yangkou County, Shouguang City government addressed to each of its subsidiaries, SCHC and SYCI, which stated that in an effort to improve the safety and environmental protection management level of chemical enterprises, the plants are requested to immediately stop production and perform rectification and improvements in accordance with the country's new safety and environmental protection requirements. Subsequently, the Safety Supervision and Administration Department and the Environmental Protection Departments of the local government conducted inspections of every bromine production enterprise within its jurisdiction, in order to improve security, environmental protections, pollution, and safety. The Company had been working closely with the County authorities to develop rectification plans for both its bromine and its chemical businesses. The Company and the government had agreed on a rectification plan for SCHC, the Company’s bromine and crude salt businesses which is currently under process.

Originally, six of our bromine factories completed their rectification process and passed the inspection by local governments, and were scheduled for production to commence by April 2018. Subsequently, the Provincial government required the local government to conduct “four rating and one comprehensive evaluation” of all of the chemical companies within its jurisdiction. This has delayed the production commencement schedule of the six factories. The Company expects to complete all of the rectification and improvements of the bromine and crude salt factories and be ready for the government inspection, rating and evaluation by June 2018, and will resume operation for those factories when they have approval from the government.

The Company is currently actively working on the rectification of our remaining four factories. These factories have a slightly more complex issue that needs to be resolved. All bromine factories now require paired crude salt pans to prevent the halogen water that results from the production process from flowing into the sea. These remaining four bromine factories do not have a designated crude salt pan where the wastewater could be channeled. The Company has four alternatives for these four factories: 1. It can form partnerships with adjacent bromine facilities that do have crude salt pans. The nature of these partnerships could take many forms. 2. The company could petition the government for a zoning change so that additional land for salt pans could be obtained. This might be difficult but is worth pursuing. 3. The Company could negotiate a different method of dealing with this issue. 4. Or these factories could conceivably be forced to close. At the present time, the Company is working with the government on these issues and did not reach the final solution yet.

The table below shows the expenditures to date for SCHC rectification as well as the relocation cost for SYCI.

Rectification& Relocation Cost

Rectification Cost (SCHC-Bromine and crude salt factories)	Amount($)
Year ended December 31,2017
Purchase of transformer and distribution cabinet	528,268
Purchase of electric heating steam boiler	441,667
Crude Salt Rectification	13,744,565
Electrical automation procurement and installation	1,604,105
Environmental safety infrastructure and related equipment	648,259
Road hardening and reconstruction and other civil engineering	895,876
Steam pipeline engineering	40,430
Bromine storage and land balance purchase	35,482
Total	17,938,652

2018 (Quarter ended March 31,2018)
Electric heating steam boiler	107,353

Relocation cost (SYCI-Chemical factories)
Land lease paid	9,732,118

Chemicals

We have entered into contracts to lease two pieces of land next to each other for our new chemical factory. During the first quarter, we continued the related environmental and planning preparation work for the new factory. We are now working with the government, so we can begin construction. We believe we will be able to be in full operation by the beginning of 2020 at the latest. This factory is expected to cost $60 million. When it is completed, the state of the art facilities should enable us to produce more products, more profitably than we have in the past.

Natural Gas

Gulf has been working with Xinan Shiyou Daxue (Southwest Petroleum University) and developed a solution to DCHC’s technical drilling problem. In resolving the problem, the Company needs customized equipment. The customized equipment has been ordered and is now being manufactured Once the equipment arrives, it will be installed and production will commence. While we anticipate that this will occur during the second quarter in 2018, the Company has no control over the exact timing of the delivery of the equipment. It is possible the commencement of production might not occur until early in the third quarter in 2018.

“We appreciate the support of our shareholders,” Mr. Liu continued. “I do not think anyone can imagine what a complex and difficult time this has been for our management team. Every member of our team is working day and night to meet all of the new government requirements. Our focus is to get our bromine factories operational, build our new chemical factory, and begin producing natural gas at our first well. After these steps are completed, company will consider for acquisition and enhance shareholder value by using rest of the cash.”

“We recognize,” Mr. Liu continued, “that our shareholders have been very patient. We know this is a difficult time for you. We only ask that you understand this is an even more difficult time for us. We are committed to improving our communication with our shareholders, so they can follow every step in our progress of re-opening our facilities. We are also committed to finding ways of enhancing shareholder value once we have  our businesses back in operation.”

 (*These calculations are based on the basic weighted average number of shares outstanding of 46,803,791 for the three months ended March 31, 2018.)

Conference Call

Gulf Resources' management will host a conference call on Thursday, May 10, 2018 at 8:00pm  Eastern Standard Time to discuss its financial results for the First quarter ended March 31, 2018.

Mr. Xiaobin Liu, CEO of Gulf Resources, will be hosting the call. The Company's management team will be available for investor questions following the prepared remarks.

To participate in this live conference call, please dial +1 (877) 275-8968 five to ten minutes prior to the scheduled conference call time. International callers should dial +1 (706) 643-1666. The conference participant pass code is 3595479.

The webcasting is also available then, just simply click on the link below: http://www.gulfresourcesinc.com/events.html

A replay of the conference call will be available two hours after the call's completion during 05/11/2018 11:30 EDT - 05/28/2017 23:59 EDT. To access the replay, call +1 (855) 859-2056. International

About Gulf Resources, Inc.

Gulf Resources, Inc. operates through three wholly-owned subsidiaries, Shouguang City Haoyuan Chemical Company Limited ("SCHC"), Shouguang Yuxin Chemical Industry Co., Limited ("SYCI"), and Daying County Haoyuan Chemical Company Limited (“DCHC”). The company believes that it is one of the largest producers of bromine in China. Elemental Bromine is used to manufacture a wide variety of compounds utilized in industry and agriculture. Through SYCI, the company manufactures chemical products utilized in a variety of applications, including oil and gas field explorations and papermaking chemical agents, and materials for human and animal antibiotics. DCHC was established to further explore and develop natural gas and brine resources (including bromine and crude salt) in China. For more information, visit www.gulfresourcesinc.com.

Forward-Looking Statements

Certain statements in this news release contain forward-looking information about Gulf Resources and its subsidiaries business and products within the meaning of Rule 175 under the Securities Act of 1933 and Rule 3b-6 under the Securities Exchange Act of 1934, and are subject to the safe harbor created by those rules. The actual results may differ materially depending on a number of risk factors including, but not limited to, the general economic and business conditions in the PRC, future product development and production capabilities, shipments to end customers, market acceptance of new and existing products, additional competition from existing and new competitors for bromine and other oilfield and power production chemicals, changes in technology, the ability to make future bromine asset purchases, and various other factors beyond its control. All forward-looking statements are expressly qualified in their entirety by this Cautionary Statement and the risks factors detailed in the company's reports filed with the Securities and Exchange Commission. Gulf Resources undertakes no duty to revise or update any forward-looking statements to reflect events or circumstances after the date of this release.

CONTACT: Gulf Resources, Inc.

Web:       http://www.gulfresourcesinc.com

         Director of Investor Relations

         Helen Xu (Haiyan Xu)

         beishengrong@vip.163.com

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Expressed in U.S. dollars)

	March 31, 2018 Unaudited	December 31, 2017 Audited
Current Assets
Cash	$236,720,969	$208,906,759
Accounts receivable	10,246,518	29,765,884
Inventories, net	193,801	1,196,785
Prepayments and deposits	1,598,858	1,395,289
Prepaid land leases	607,396	246,640
Other receivable	2,149	2,089
Total Current Assets	249,369,691	241,513,446
Non-Current Assets
Property, plant and equipment, net	94,051,877	95,114,504
Property, plant and equipment under capital leases, net	484,860	492,238
Prepaid land leases, net of current portion	14,919,014	14,477,771
Deferred tax assets	7,989,879	6,526,555
Goodwill	30,524,646	29,374,909
Total non-current assets	147,970,276	145,985,977
Total Assets	$397,339,967	$387,499,423

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$991,221	$1,032,083
Retention payable	993,782	956,351
Capital lease obligation, current portion	254,829	203,206
Taxes payable-current	2,204,954	1,474,592
Total Current Liabilities	4,444,786	3,666,232
Non-Current Liabilities
Capital lease obligation, net of current portion	2,394,174	2,303,995
Taxes payable-non-current	4,969,000	4,969,000
Total Non-Current Liabilities	7,363,174	7,272,995
Total Liabilities	$11,807,960	$10,939,227

Stockholders’ Equity
PREFERRED STOCK; $0.001 par value; 1,000,000 shares authorized; none outstanding	$—	$—
COMMON STOCK; $0.0005 par value; 80,000,000 shares authorized; 47,052,940 shares issued and 46,803,791 shares outstanding as of March 31, 2018 and December 31, 2017, respectively	23,525	23,525
Treasury stock; 249,149 shares as of March 31, 2018 and December 31, 2017 at cost	(554,870)	(554,870)
Additional paid-in capital	94,524,608	94,524,608
Retained earnings unappropriated	243,193,331	250,170,431
Retained earnings appropriated	24,233,544	24,233,544
Accumulated other comprehensive income	24,111,869	8,162,958
Total Stockholders’ Equity	385,532,007	376,560,196
Total Liabilities and Stockholders’ Equity	$397,339,967	$387,499,423

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Expressed in U.S. dollars)
(UNAUDITED)

	Three-Month Period Ended March 31,
	2018	2017

NET REVENUE
Net revenue	$2,247,267	$32,788,493

OPERATING INCOME (EXPENSE)
Cost of net revenue	(1,241,809)	(20,213,863)
Sales, marketing and other operating expenses	(34,974)	(75,833)
Research and development cost	—	(61,898)
Direct labor and factory overheads incurred during plant shutdown	(5,695,519)	—
General and administrative expenses	(3,571,945)	(1,728,460)
Other operating income	—	104,558
	(10,544,247)	(21,975,496)

INCOME/(LOSS) FROM OPERATIONS	(8,296,980)	10,812,997

OTHER INCOME (EXPENSE)
Interest expense	(43,344)	(41,911)
Interest income	169,478	125,860
INCOME/(LOSS) BEFORE TAXES	(8,170,846)	10,896,946

INCOME Tax (EXPENSE)BENEFIT	1,193,746	(2,821,826)

NET INCOME/(LOSS)	$(6,977,100)	$8,075,120

COMPREHENSIVE INCOME:
NET INCOME/(LOSS)	$(6,977,100)	$8,075,120
OTHER COMPREHENSIVE INCOME
- Foreign currency translation adjustments	15,948,911	2,037,272

COMPREHENSIVE INCOME	$8,971,811	$10,112,392

EARNINGS (LOSS) PER SHARE:
BASIC	$(0.15)	$0.17
DILUTED	$(0.15)	$0.17

WEIGHTED AVERAGE NUMBER OF SHARES:

BASIC	46,803,791	46,793,791
DILUTED	46,826,388	46,804,241

GULF RESOURCES, INC.
AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Expressed in U.S. dollars)
(UNAUDITED)

	Three-Month Period Ended March 31,
	2018	2017

CASH FLOWS FROM OPERATING ACTIVITIES
Net income/(loss)	$(6,977,100)	$8,075,120
Adjustments to reconcile net income(loss) to net cash provided by operating activities:
Interest on capital lease obligation	41,797	41,753
Amortization of prepaid land leases	144,097	107,461
Depreciation and amortization	4,757,530	5,439,098
Unrealized exchange loss on translation of inter-company balances	1,058,852	137,255
Deferred tax asset	(1,193,746)	—
Stock-based compensation expense	—	9,000
Changes in assets and liabilities
Accounts receivable	20,442,483	(8,523,139)
Inventories	1,039,959	767,825
Prepayments and deposits	(81,635)	(29,129)
Other receivables	—	(580)
Accounts payable and accrued expenses	(68,833)	1,641,677
Retention payable	—	(736,894)
Taxes payable	735,426	1,493,322
Net cash provided by operating activities	19,898,830	8,422,769

CASH FLOWS USED IN INVESTING ACTIVITIES
Additions of prepaid land leases	(367,143)	(324,743)
Purchase of property, plant and equipment	(121,710)	(59,975)
Net cash used in investing activities	(488,853)	(384,718)

EFFECTS OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	8,404,233	881,453
NET INCREASE IN CASH AND CASH EQUIVALENTS	27,814,210	8,919,504
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	208,906,759	163,884,574
CASH AND CASH EQUIVALENTS - END OF PERIOD	$236,720,969	$172,804,078

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for:
Income taxes	$—	$1,798,807